UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On April 26, 2010, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) entered into (i) a purchase agreement (the “MT Purchase Agreement”) under which it agreed to sell $161,000,000 aggregate principal amount of 5.01% First Mortgage Bonds due 2025 (the “MT Offered Securities”) to certain purchasers (the “MT Purchasers”) and (ii) a purchase agreement (the “SD Purchase Agreement” and together with the MT Purchase Agreement, the “Purchase Agreements”) under which it agreed to sell $64,000,000 aggregate principal amount of 5.01% First Mortgage Bonds due 2025 (the “SD Offered Securities” and together with the MT Offered Securities, the “Offered Securities”), to certain purchasers (the “SD Purchasers” and together with the MT Purchasers, the “Purchasers”).  The Offered Securities are being issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The MT Purchase Agreement and SD Purchase Agreement are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and the descriptions of the terms of the Purchase Agreements and Offered Securities in this Item 1.01 are qualified in their entirety by reference to such exhibits.

The closing of the sale of the Offered Securities is expected to occur in late-May 2010.

The Offered Securities will pay interest semiannually in arrears at a rate of 5.01% per year. Interest is payable on May 1 and November 1 of each year, beginning on November 1, 2010. The Offered Securities mature on May 1, 2025.

The MT Offered Securities will be issued under the Company’s Mortgage and Deed of Trust, dated as of October 1, 1945, as amended and supplemented (the “Montana Mortgage”), pursuant to a Twenty-ninth Supplemental Indenture thereto, which will be executed in connection with the closing of the transaction, and will rank equally in right of payment with all current and future debt that is secured by the referenced first mortgage lien.

The SD Offered Securities will be issued under the Company’s General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented (the “South Dakota Mortgage”), pursuant to a Ninth Supplemental Indenture thereto, which will be executed in connection with the closing of the transaction, and will rank equally in right of payment with all current and future debt that is secured by the referenced first mortgage lien.

The Company will use the entire net proceeds from these offerings to redeem $225,000,000 aggregate principal amount of 5.875% Senior Secured Notes due 2014 (the “Senior Notes”) issued pursuant to that certain Indenture and First Supplemental Indenture from the Company to U.S. Bank National Association, as Trustee, both dated as of November 1, 2004.  The collateral bonds being held by the Trustee as security for the Senior Notes, namely $161,000,000 of First Mortgage Bonds, Collateral (2004) Series C, issued under and secured by the Montana Mortgage and $64,000,000 of First Mortgage Bonds, Collateral (2004) Series C, issued under and secured by the South Dakota Mortgage, will be surrendered for cancellation concurrently with the closing of the transactions contemplated by the Purchase Agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1
Purchase Agreement, dated April 26, 2010, among NorthWestern Corporation and the purchasers named therein relating to the issuance of $161,000,000 aggregate principal amount of 5.01% First Mortgage Bonds due 2025

10.2
Purchase Agreement, dated April 26, 2010, among NorthWestern Corporation and the purchasers named therein relating to the issuance of $64,000,000 aggregate principal amount of 5.01% First Mortgage Bonds due 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Interim General Counsel & Corporate Secretary

Date: April 30, 2010

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

10.1*
Purchase Agreement, dated April 26, 2010, among NorthWestern Corporation and the purchasers named therein relating to the issuance of $161,000,000 aggregate principal amount of 5.01% First Mortgage Bonds due 2025

10.2*
Purchase Agreement, dated April 26, 2010, among NorthWestern Corporation and the purchasers named therein relating to the issuance of $64,000,000 aggregate principal amount of 5.01% First Mortgage Bonds due 2025

* filed